VEDDERPRICE                                    VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                               222 NORTH LASALLE STREET
                                               CHICAGO, ILLINOIS 60601-1003
                                               312-609-7500
                                               FACSIMILE: 312-609-5005

                                               A PARTNERSHIP INCLUDING VEDDER,
                                               PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                               WITH OFFICES IN CHICAGO AND NEW
                                               YORK CITY
                                                                     EXHIBIT (i)


                                            February 24, 2003


Asset Management Fund
230 West Monroe Street
Chicago, IL  60606

Ladies and Gentlemen:

         Reference is made to Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A under the Securities Act of 1933 being filed by Asset Management Fund (the "Trust") in connection with the public offering from time to time of any or all of the units of beneficial interest, no par value, of the Money Market Fund (which units are designated as Class D Shares and Class I Shares), the Adjustable Rate Mortgage (ARM) Fund, the Ultra Short Fund, the Short U.S. Government Fund, the Intermediate Mortgage Fund and the U.S. Government Mortgage Fund ( the "Shares").

         We have acted as counsel to the Trust since its inception as a Delaware statutory trust, and in such capacity are familiar with the Trust's organization and have counseled the Trust regarding various legal matters. We have examined such Trust records and other documents and certificates as we have considered necessary or appropriate for the purposes of this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

         Based upon the foregoing, and assuming that the Trust's Declaration of Trust dated July 22, 1999, the Certificate of Trust filed July 23, 1999, the Amended and Restated By-Laws of the Trust dated January 8, 2002, the Written Instrument Establishing and Designating Shares of the Ultra Short Portfolio Series dated August 14, 2001, and Written Instruments Amending the Declaration of Trust dated January 8, 2002 and January 17, 2002, are presently in full force and effect and have not been amended, except as provided in the above-referenced documents, and that the resolutions adopted by the Board of Trustees of the Trust on July 22, 1999, (to be effective upon the filing of the Certificate of Trust on July 23, 1999), August 14, 2001 and October 18, 2001, relating to organizational matters, securities matters and the issuance of the Shares are presently in full force and effect and have not been amended in any respect, we advise you and opine that upon the issuance of the Shares subject to said Post-Effective Amendment in accordance with the Trust's Declaration of Trust and the receipt by the Trust of a purchase price not less than the net asset value per Share, and when the pertinent provisions of the Securities Act of 1933 and the "blue sky" and securities laws as may be applicable have been complied with, assuming that the Trust continues to validly exist under the laws of the State of Delaware, the Shares will be validly issued, fully paid and nonassessable.

[VEDDER PRICE LOGO]

Asset Management Fund
February 24, 2003
Page 2

         This opinion is solely for the benefit of the Trust, the Trust's Board of Trustees and the Trust's officers and may not be relied upon by any other person without our prior written consent. We hereby consent to the filing of this opinion as Exhibit (i) to the Registration Statement in connection with said Post-Effective Amendment. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

                                           Very truly yours,

                                           /s/ Vedder, Price, Kaufman & Kammholz
                                           -------------------------------------

                                           VEDDER, PRICE, KAUFMAN & KAMMHOLZ


COK/DBE